Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-232954, 333-236546 and 333-249727) pertaining to Owens-Illinois, Inc. Stock Purchase and Savings Program of our report dated June 24, 2024, with respect to the financial statements and schedule of Owens-Illinois, Inc. Stock Purchase and Savings Program included in this Annual Report (Form 11-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Toledo, Ohio

June 24, 2024